CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-23.2

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 (the “Registration Statement”) of our report dated May 1, 2006, relating to the financial statements of Tootie Pie Company, Inc. for the period of inception, June 16, 2005, to March 31, 2006.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Akin, Doherty, Klein & Feuge, P.C.

_______________________________
Akin, Doherty, Klein & Feuge, P.C.
By:  Thomas A. Akin, Partner
August 24, 2006